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                                  EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of September 8, 2000, by and between KENT P. AINSWORTH (the "Employee") and URS CORPORATION, a New York Stock Exchange listed Delaware corporation headquartered at 100 California Street, Suite 500, San Francisco, California 94111-4529 (the "Company").

                                   WITNESSETH:

     WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of May 7, 1991, and amended such Employment Agreement effective as of October 13, 1998 (which Employment Agreement, as so amended, is referred to below as the "Prior Agreement"); and

     WHEREAS, the Company wishes to continue employing the Employee and the Employee is willing to continue such employment upon the terms and conditions of this Agreement, which is an amendment and restatement of the Prior Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.   TERM OF EMPLOYMENT.

          (a) Basic Rule. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the date hereof until the date on which the Employee's employment terminates pursuant to Section 1(b), (c), (d), (e) or (f).

          (b) Termination by Company Without Cause. The Company may terminate the Employee's employment at any time without Cause (as defined below) and for any reason or no reason whatsoever by giving the Employee thirty (30) days' advance notice in writing.

          (c) Termination by Company for Cause. The Company may terminate the Employee's employment for Cause by giving the Employee thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Cause" shall mean:

               (i)  A  willful   failure  or   omission   of  the   Employee  to
substantially perform his duties hereunder, other than as a result of the death or Disability (as defined below) of the Employee;

               (ii) A willful act by the Employee that constitutes gross misconduct or fraud and that is materially injurious to the Company; or

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               (iii) The  Employee's  conviction  of, or plea of "guilty" or "no contest" to, a felony that is materially injurious to the Company.

No act, omission or failure to act by the Employee shall be considered "willful" unless committed without good faith and without reasonable belief that the act, omission or failure to act was in the Company's best interests.

          (d) Resignation by Employee. The Employee may terminate his employment by giving the Company thirty (30) days' advance notice in writing.

          (e) Death of Employee. The Employee's employment shall terminate automatically in the event of his death.

          (f) Disability. The Company may terminate the Employee's employment due to Disability by giving the Employee thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that that the Employee, at the time notice is given, has performed none of his duties under this Agreement for a period of not less than one hundred eighty (180) consecutive days as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this Section 1(f) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

          (g) Rights Upon Termination. Except as expressly provided in Sections 6 and 7, upon the termination of the Employee's employment pursuant to this
Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

          (h) Employment by Affiliate. The employment of the Employee shall not be considered to have terminated for purposes of this Agreement if the Employee is employed by a parent, subsidiary or affiliated corporation or related entity of the Company.

          (i) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

     2.   DUTIES AND SCOPE OF EMPLOYMENT.

     (a) Position. The Company agrees to employ the Employee in an executive position as the Executive Vice President and Chief Financial Officer of the Company for the term of his employment under this Agreement. The Employee shall report to the Chief Executive Officer of the Company and shall serve in such positions on behalf of the Company and its parent, subsidiary and affiliated corporations and related entities and perform such duties consistent with an executive and Executive Vice President and Chief Financial Officer position for such corporations and entities as may be required by such Chief Executive Officer. It is anticipated that the Employee's duties will require him to travel frequently and extensively. If the Employee's principal office is changed, the Company shall reimburse reasonable relocation expenses of the Employee in accordance with generally applicable policies of the Company.

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     (b)  Obligations.  During the term of his employment  under this Agreement, the Employee shall devote his full business efforts and time to the Company and its parent, subsidiary and affiliated corporations and related entities and shall not render services to any other person or entity without the prior written consent of the Chief Executive Officer of the Company. The foregoing, however, shall not preclude the Employee from (i) engaging in appropriate civic, charitable or religious activities, (ii) devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company or (iii) serving on the boards of directors of other companies
provided   that  such   service  does  not   interfere  or  conflict   with  his
responsibilities to the Company.

     (c) Resignation from Other Positions. Immediately upon request by the Company, before or after the termination of the employment of the Employee, he shall resign from any position he holds as director, officer, trustee, nominee, agent for service of process, attorney-in-fact or similar position with respect to the Company or a parent, subsidiary or affiliated corporation or related entity of the Company, and shall execute, verify, acknowledge, swear to and deliver any documents and instruments reasonably requested by the Company or required to reflect such resignation.

     3.   BASE COMPENSATION AND TARGET BONUS.

          During the term of his employment under this Agreement, the Company agrees to pay the Employee as compensation for his services a base salary at an annual rate of Four Hundred Thousand Dollars ($400,000), or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Section 3, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.") In addition, during the term of his employment under this Agreement, the Company agrees that the Employee shall participate in the Company's annual bonus plan with a target bonus percentage of at least sixty percent (60%) of Base Compensation.

     4. EMPLOYEE BENEFITS, STOCK OPTIONS, AND INCENTIVE COMPENSATION, AND OTHER COMPENSATION PLANS AND PROGRAMS.

          During the term of his employment under this Agreement, the Employee shall be eligible to participate in the employee benefit plans, stock option and other equity-based incentive and compensation plans, and other executive incentive and compensation programs maintained with respect to employees of the Company, subject in each case to (i) the generally applicable terms and conditions of the applicable plan or program and to the determinations of the Board of Directors of the Company or any committee or other person administering such plan or program, (ii) determinations by the Company, any such corporation or entity, or any such Board, committee or person as to whether and to what extent Employee shall so participate or cease to participate, and (iii) amendment, modification or termination of any such plan or program in the sole and absolute discretion of the Company or its parent, subsidiary or affiliated corporation or related entity maintaining such plan.

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     5.   BUSINESS EXPENSES.

          In accordance with the Company's generally applicable policies, (i) during the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder, and (ii) the Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation.

     6.   CERTAIN TERMINATIONS OF EMPLOYMENT FOLLOWING CHANGE IN CONTROL.

          (a) Definition. For all purposes under this Agreement, "Change in Control" shall mean the occurrence, after the date of this Agreement, of any of the following events:

               (i) A change in control of the Company required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (ii) A change in the composition of the Company's Board of Directors (the "Board"), as a result of which fewer than two-thirds of the incumbent directors were either (A) directors of the Company twenty-four (24) months prior to such change or (B) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who were directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

               (iii) Any person is or becomes the beneficial owner of securities of the Company representing twenty percent (20%) or more of the Company's Base Capital Stock. Notwithstanding the preceding clause:

                     (1) the beneficial ownership by a person of twenty percent (20%) or more, but less than a majority, of the Base Capital Stock shall not constitute a Change in Control if such beneficial ownership was acquired in the ordinary course of such person's business and not with the purpose or effect of changing or influencing the control of the Company and if such person is eligible to file a short-form statement on Schedule 13G under Rule 13d-1 under the Exchange Act with respect to such beneficial ownership;

                     (2) the beneficial ownership by a person of twenty percent (20%) or more of the Base Capital Stock directly as a result of a reduction in the aggregate number of outstanding shares of Base Capital Stock shall not constitute a Change in Control unless and until, subsequent to such reduction, such person increases in any manner such person's beneficial ownership of Base Capital Stock; and

                     (3) the beneficial ownership by the RCBA Group of twenty percent (20%) or more of the Base Capital Stock shall not constitute a Change in Control unless and until either (a) the RCBA Group is or becomes the beneficial owner of twenty percent (20%) or more of the Base Capital Stock, excluding from the numerator for purposes of such calculation the RCBA Preferred Investment Shares, (b) the RCBA Group is or becomes the beneficial owner of more than fifty percent (50%) of the Base Capital Stock, including in the numerator for purposes of such calculation the RCBA Preferred Investment Shares, or (c) a third

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person  not  affiliated  with  the  RCBA Group as of the  date of this Agreement directly or indirectly acquires control of the RCBA Group.

         For purposes of this clause (iii):

                         a. "Base Capital Stock" means the combined voting power
of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors;

                         b.  "Beneficial  owner,"  "beneficial   ownership"  and
"person" have the meanings as such terms are used in Sections 13(d) and 14(d) of the Exchange Act;

                         c. "RCBA  Group"  means  Richard C. Blum &  Associates,
Inc. ("RCBA") and any person "affiliated" with RCBA (within the meaning of the Exchange Act); and

                         d. "RCBA Preferred  Investment Shares" means (i) shares
of the Company's Series B Preferred Stock, (ii) additional shares of Series B Preferred Stock issued in payment of dividends on the Series B Preferred Stock,
(iii) shares of the Company's Common Stock issued upon the conversion of the Series B Preferred Stock in accordance with its terms, and (iv) shares of other securities of the Company issued in exchange for the Series B Preferred Stock in accordance with its terms.

          (b) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that (i) the Employee has incurred a reduction in his Base
Compensation or annual target bonus percentage, (ii) the Employee's responsibilities and authority, as set forth in Section 2(a), have been substantially reduced, (iii) the Employee ceases to hold the position of Executive Vice President and Chief Financial Officer of a company whose stock is publicly traded or (iv) the Employee's principal office is changed, without the Employee's written approval, to a location more than twenty-five (25) miles from the location of the Employee's principal office on the date hereof.

          (c) Change in Control Payment and Severance Benefits. If, during the term of this Agreement and (i) within six (6) months after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason, (ii) within six (6) months after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason, or (iii) within the thirty (30) day period following the date that is six (6) months after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for any reason, then the Employee shall be entitled to receive a severance payment from the Company (the "Change in Control Payment") and in addition shall be entitled to Severance Benefits in accordance with Section 7(a)(ii). The Change in Control Payment shall be in an amount determined under
Section 6(d) and shall be made in a lump sum not more than five (5) business days following the effective date of the Employee's release as described in
Section 8. The Change in Control Payment shall be in lieu of (i) any further payments to the Employee under Section 3, (ii) any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the employment termination and (iii) any entitlement to a Severance

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Payment (as  defined in  Section  7(a) (i)).  In  addition,  at  the time of the employment termination, the Company shall pay to the Employee all accrued but unpaid vacation.

          (d) Amount of Change in Control Payment. The amount of the Change in Control Payment shall be equal to two hundred percent (200%) of the sum of (i) the Employee's annual rate of Base Compensation, as in effect on the date of the Change in Control or, if higher, on the date of employment termination, plus
(ii) the Employee's annual target bonus, as in effect on the date of the Change in Control or, if higher, on the date of employment termination, under the Company's annual bonus plan (or, if no target bonus is then in effect, the actual bonus most recently paid by the Company to the Employee).

          (e) Incentive Programs. If, during the term of this Agreement, a Change in Control occurs, the Employee shall become fully vested in all awards heretofore or hereafter granted to him under all incentive compensation, deferred compensation, bonus, stock option, stock appreciation rights, restricted stock, phantom stock or similar plans maintained by the Company, any contrary provisions of such plans notwithstanding.

          (f) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 6 (whether by seeking new employment or in any other manner), nor shall any such payment or benefit be reduced by earnings or benefits that the Employee may receive from any other source.

     7.   OTHER TERMINATIONS OF EMPLOYMENT.

          (a) Severance Payment and Severance Benefits. In the event that, during the term of this Agreement, the Company terminates the Employee's employment for any reason other than Cause or Disability or the Employee voluntarily resigns his employment for Good Reason within one (1) month of the occurrence of the event constituting Good Reason and Section 6 does not apply, then:

               (i) The Company shall pay an amount ("Severance Payment") in installments (or a lump sum if the Company so elects), as provided below, equal in the aggregate to one hundred percent (100%) of the Employee's annual rate of Base Compensation as in effect on the date of employment termination. If the Severance Payment is paid in installments, it shall be paid at the same rate and in accordance with the same schedule as Base Compensation would have been paid had employment continued until the Severance Payment has been made in full; provided, however, at its election the Company may at any time pay any remainder of the Severance Payment in a lump sum. The Severance Payment shall be paid commencing not more than five (5) business days following the effective date of the Employee's release as described in Section 8. In addition, at the time of the employment termination, the Company shall pay to the Employee all accrued but unpaid vacation.

               (ii) For the period of one (1) year following such termination, the Company shall (i) reimburse the Employee for dental and health insurance premiums required to be paid by the Employee for such one (1) year period to obtain COBRA continuation coverage within the meaning of Section 4980B(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), provided the Employee elects such continuation coverage, and (ii) cause group

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long-term  disability  insurance coverage and basic term life insurance coverage then provided to the Employee by the Company, if any, to be continued for such one (1) year period (or, if such coverage cannot be continued or can only be continued at a cost to the Company greater than the Company would have incurred absent such termination, then, at the Company's election, the Company may either provide such long-term disability or term life insurance as may be available at no greater cost than one hundred fifty percent (150%) of what the Company would have incurred absent such termination or pay to the Employee one hundred fifty percent (150%) of the amount of premiums the Company would have incurred to continue such coverage absent such termination) (payments and benefits under this Section 7(a)(ii), collectively, "Severance Benefits").

               (iii) As of the date of the Employee's termination of employment, the Employee will be credited with an additional one (1) year of service with the Company for purposes of vesting under all executive compensation programs maintained by the Company, including (without limitation) incentive compensation, deferred compensation, bonus, stock option, stock appreciation rights, restricted stock, phantom stock or similar plans maintained by the Company (any contrary provisions of such plans notwithstanding) but not including any pension, thrift or profit-sharing plan intended to qualify under
Section 401(a) of the Code. The additional one (1) year credit under the preceding sentence shall also be counted as continued employment with the Company for purposes of determining the expiration date of any stock option granted by the Company and held by the Employee at the time his employment terminates. This Section 7(a)(iii) shall not be construed to require the Company to grant any new awards to the Employee under any executive compensation program.

          (b) Termination of Severance Benefits. All Severance Benefits shall be discontinued completely as of the date when the Employee returns to employment or self-employment, whether full- or part-time, with an entity that offers any group health insurance coverage to its employees or independent contractors, regardless of whether such coverage is equivalent to the insurance coverage contemplated by the Severance Benefits.

          (c) No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 7, nor shall any such payment or benefit be reduced by earnings or benefits that the Employee may receive from any other source.

     8. CHANGE IN CONTROL PAYMENT, SEVERANCE PAYMENT AND SEVERANCE BENEFITS CONDITIONED UPON EXECUTION OF EFFECTIVE RELEASE OF CLAIMS.

          Notwithstanding any of the foregoing to the contrary, in no event shall the Company be required to make any payment or provide any benefit pursuant to Section 6 or 7 above (except for payments of accrued and unpaid vacation) unless and until the Employee executes and delivers to the Company a release in the form of Exhibit A or Exhibit B, as appropriate, and such release becomes effective in accordance with its terms; provided, however, that pending such execution and delivery of such a release by the Employee, the Company will advance for the account of the Employee premiums required to be paid during the period during which the effectiveness of the release is pending if necessary to avoid lapse with respect to the Employee within such period of a group dental, health or disability policy to which Severance

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Benefits provided under Section 7(a) (ii) relate,  which advance shall be repaid by the Employee on expiration of (i) the period during which Employee is permitted to consider whether to execute the release (if the Employee does not execute the release) or (ii) the period during which the effectiveness of the release is pending (if the Employee executes the release).

     9.   CERTAIN ADDITIONAL PAYMENTS.

          If any payments, distributions or other benefits by or from the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payment required under this Section 9) (collectively, the "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All calculations required by this Section 9 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee, and shall be final and binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

     10.  NONDISCLOSURE.

          During the term of this Agreement and thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company or any parent, subsidiary or affiliated corporation or related entity of the Company, except as required by applicable law or legal process, in which case promptly and before disclosure the Employee shall give notice to the Company of any such requirement or process; provided, however, that confidential information shall not include any information available from another source on a nonconfidential basis, known generally to the public, or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business as, or a business similar to, that conducted by the Company. The Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents or electronic information (and copies thereof) relating to the business of the Company or any parent, subsidiary or affiliated corporation or related entity of the Company, which he may then possess or have under his control. Nothing in this Section 10 or elsewhere in this Agreement shall be deemed to waive, or to permit or authorize the Employee to take any action which waives or could have the consequence of waiving, the attorney-client privilege, the work product doctrine or any other privilege or doctrine with respect to any information in the possession of the Employee or any communication between the Employee and the Company, its parent, subsidiary and affiliated

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corporations,  any  related  entities  or any  of  their  respective  directors, officers, employees, agents or other representatives.

     11.  MISCELLANEOUS PROVISIONS.

          (a) Successors. Subject to Section 11(j) and provided that the Employee may not delegate his duties hereunder without the consent of the Board of Directors of the Company, this Agreement and all rights hereunder shall inure to the benefit of, and be enforceable by, the parties' successors, assigns, personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          (b) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when mailed by U.S. registered mail (return receipt requested and postage prepaid), or when telecopied. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing for income tax withholding purposes or by notice given pursuant to this Section 11(b). In the case of the Company, mailed notices shall be addressed to its corporate headquarters as reflected in its most recent Report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission, directed to the attention of its Secretary. Telecopied notices shall be sent to such telephone number as the Company and the Employee may specify for such purpose.

          (c) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (d) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. Effective as of the date hereof, this Agreement supersedes all prior employment agreements and severance agreements between the parties, their parents, subsidiaries and affiliates, and their respective predecessors (but not that certain Indemnification Agreement dated as of ________________________ between the Company and the Employee, which remains in full force and effect).

          (e) Withholding. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law. The Employee hereby declares under penalty of perjury that his Social Security Number is ###-##-####. To the extent permitted by applicable law, the Company shall also be entitled to withhold from or offset against any payments under this Agreement any amounts owed by the Employee (whether or not liquidated) to the Company or any parent, subsidiary or affiliated corporation or related entity or either of them.

          (f) Certain Reductions and Offsets. Notwithstanding any other provision of this Agreement to the contrary, any payments or benefits under this Agreement shall be reduced by any severance payments and benefits payable by the Company or an affiliate of the Company to the Employee under any policy, plan, program or arrangement, including, without limitation, a contract between the Employee and the Company or an affiliate of the Company.

          (g) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of California, without regard to where the Employee has his residence or principal office or where he performs his duties hereunder.

          (h) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (i) Arbitration. Except as otherwise provided in Section 9, and except for any action by the Company seeking injunctive relief against the Employee, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or the Employee's employment with the Company or the terms and conditions or termination thereof, or any action or omission of any kind whatsoever in the course of or connected in any way with any relations between the Company and the Employee, including without limitation all claims encompassed within the scope of the forms of General Release attached to this Agreement as Exhibit A and Exhibit B, shall be finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be administered by the San Francisco, California regional office of such Association and shall be conducted at the San Francisco, California offices of such Association or at such other location in San Francisco, California as such Association may designate. All fees and expenses of the arbitrator and such Association shall be paid by the Company. The Company and the Employee acknowledge and agree that any and all rights they may have to resolve their claims by a jury trial are hereby expressly waived.

          (j) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(j) shall be void.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                          --------------------------------------
                                          KENT P. AINSWORTH

                                          Date:
                                               ---------------------------------



                                          URS CORPORATION



                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          Date:
                                               ---------------------------------

                                    EXHIBIT A

                                 GENERAL RELEASE
                            (Individual Termination)


         This General Release ("Release") is executed and delivered by KENT P. AINSWORTH ("Employee") to and for the benefit of URS Corporation, a Delaware corporation, and any parent, subsidiary or affiliated corporation or related entity of URS Corporation (collectively, "Company").

         In consideration of certain payments and benefits which Employee will receive following termination of employment pursuant to the terms of the Employment Agreement entered into as of September ___, 2000, between the Employee and the Company (the "Agreement"), the sufficiency of which Employee hereby acknowledges, Employee hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Company, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, workers compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them through the date Employee executes this Release ("Claims"), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee's employment with or separation of employment from Company including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys' fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Employee or the Company, all as amended, whether such claim be based upon an action filed by Employee or by a governmental agency; provided, however, that, expressly excluded from this Release are any and all Claims Employee may have for indemnification under the Bylaws of the Company and any Claims arising under the terms of the Indemnification Agreement between URS Corporation and Employee dated as of ________________________ and any amendment, supplement or replacement thereof.

         During the time Employee is entitled to any Change in Control Payment, Severance Payment or Severance Benefits, as defined and provided in Sections 6 and 7 of the Agreement,

Employee agrees (i) to assist, as reasonably requested by Company, in the transition of Employee's responsibilities and (ii) not to solicit any employee of Company to terminate or cease employment with Company. Without superseding any other agreements, including the Agreement, and obligations Employee has with respect thereto, (i) Employee agrees not to divulge any information that might be of a confidential or proprietary nature relative to Company, and (ii) Employee agrees to keep confidential all information contained in this Release (except to the extent (A) Company consents in writing to disclosure, (B) Employee is required by process of law to make such disclosure and Employee promptly notifies Company of receipt by Employee of such process, or (C) such information previously shall have become publicly available other than by breach hereof on the part of Employee).

         Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.

         It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, and elects to assume all risks for claims that now exist in Employee's favor, known or unknown, that are released under this Release. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

         If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

         Employee represents and warrants that Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released.

         Employee represents that he is not aware of any claims other than the claims that are released by this instrument. Employee acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee, being aware of such Code section, agrees to waive any rights he may have thereunder, as well as under any other statute or common law principle of similar effect.

                               NOTICE TO EMPLOYEE

         The law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it. Employee acknowledges Company has provided to Employee at least twenty-one (21) calendar days within which to review and consider this Release before signing it.

         Should Employee decide not to use the full twenty-one (21) days, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Release. Employee acknowledges that Employee may revoke this Release for up to seven (7) calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until such revocation period has expired. Employee further acknowledges and agrees that such revocation must be in writing and delivered to Company in accordance with Section 11(b) of the Agreement and must be received by Company as so addressed not later than midnight on the seventh (7th) day following Employee's execution of this Release. If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 A.M. on the eighth (8th) day after it is signed by Employee.

                PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A
                GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         I have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Release voluntarily and with full understanding of its consequences.



Dated:
      ----------------------         -------------------------------------------
                                                  KENT P. AINSWORTH

                                    EXHIBIT B

                                 GENERAL RELEASE
                               (Group Termination)


         This General Release ("Release") is executed and delivered by KENT P. AINSWORTH ("Employee") to and for the benefit of URS Corporation, a Delaware corporation, and any parent, subsidiary or affiliated corporation or related entity of URS Corporation (collectively, "Company").

         In consideration of certain payments and benefits which Employee will receive following termination of employment pursuant to the terms of the Employment Agreement entered into as of September ___, 2000, between the Employee and the Company (the "Agreement"), the sufficiency of which Employee hereby acknowledges, Employee hereby agrees not to sue and fully, finally, completely and generally releases, absolves and discharges Company, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as "Releasees") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, workers compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them through the date Employee executes this Release ("Claims"), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee's employment with or separation of employment from Company including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys' fees and costs, discrimination in employment, any and all acts or omissions in contravention of any federal or state laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trades practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on state or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Employee or the Company, all as amended, whether such claim be based upon an action filed by Employee or by a governmental agency; provided, however, that, expressly excluded from this Release are any and all Claims Employee may have for indemnification under the Bylaws of the Company and any Claims arising under the terms of the Indemnification Agreement between URS Corporation and Employee dated as of ________________________ and any amendment, supplement or replacement thereof.

         During the time Employee is entitled to any Change in Control Payment, Severance Payment or Severance Benefits, as defined and provided in Sections 6 and 7 of the Agreement,

Employee agrees (i) to assist, as reasonably requested by Company, in the transition of Employee's responsibilities and (ii) not to solicit any employee of Company to terminate or cease employment with Company. Without superseding any other agreements, including the Agreement, and obligations Employee has with respect thereto, (i) Employee agrees not to divulge any information that might be of a confidential or proprietary nature relative to Company, and (ii) Employee agrees to keep confidential all information contained in this Release (except to the extent (A) Company consents in writing to disclosure, (B) Employee is required by process of law to make such disclosure and Employee promptly notifies Company of receipt by Employee of such process, or (C) such information previously shall have become publicly available other than by breach hereof on the part of Employee).

         Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.

         It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified. In furtherance of this intention, Employee hereby expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified, and elects to assume all risks for claims that now exist in Employee's favor, known or unknown, that are released under this Release. Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.

         If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application. To this end, the provisions of this Release are severable.

         Employee represents and warrants that Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released.

         Employee represents that he is not aware of any claims other than the claims that are released by this instrument. Employee acknowledges that he is familiar with the provisions of California Civil Code Section 1542, which states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee, being aware of such Code section, agrees to waive any rights he may have thereunder, as well as under any other statute or common law principle of similar effect.

                               NOTICE TO EMPLOYEE

         The law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it. Employee acknowledges Company has provided to Employee at least forty-five (45) calendar days within which to review and consider this Release before signing it.

         Should Employee decide not to use the full forty-five (45) days, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not use the entire forty-five (45) days to consult an attorney and/or consider this Release. Employee acknowledges that Employee may revoke this Release for up to seven (7) calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until such revocation period has expired. Employee further acknowledges and agrees that such revocation must be in writing and delivered to Company in accordance with Section 11(b) of the Agreement and must be received by Company as so addressed not later than midnight on the seventh (7th) day following Employee's execution of this Release. If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above. If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 A.M. on the eighth (8th) day after it is signed by Employee.

         The law requires that Employee be provided a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated. Employee acknowledges that Employee has been provided with this information.

                PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A
                GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         I have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Release voluntarily and with full understanding of its consequences.



Dated:
      ---------------------         --------------------------------------------
                                                 KENT P. AINSWORTH